Exhibit 99.1


                             Joint Filing Agreement

          In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, $0.01 par value per share, and any derivative securities thereof, of George Foreman Enterprises, Inc., and that this Agreement be included as an Exhibit to such joint filing.

         IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 22nd day of August, 2005.


                                   /s/ Richard G. Thorpe
                                   ---------------------------------------
                                   Richard G. Thorpe, Attorney in Fact for
                                   George Foreman



                                   GEORGE FOREMAN PRODUCTIONS, INC.


                                   By:  /s/ Richard G. Thorpe
                                      ------------------------------------
                                   Richard G. Thorpe, Attorney-in-Fact for
                                   George Foreman, President, Secretary and
                                   Treasurer of George Foreman Productions, Inc.